Exhibit 20.5
Page 1 of 4

Navistar Financial 1995-A Owner Trust
For the Month of October 1996
Distribution Date of November 20, 1996

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $226,786,100.45
Beginning Pool Factor                       0.5337660

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $9,419,898.09
  Interest Collected                    $2,066,575.91

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $909,010.09
Total Additional Deposits                 $909,010.09

Repos/Chargeoffs                          $363,306.99
Aggregate Number of Notes Charged Off              71

Total Available Funds                  $11,909,969.29

Ending Pool Balance                   $217,488,410.17
Ending Pool Factor                          0.5118828

Servicing Fee                             $188,988.42

Repayment of Servicer Advances            $485,514.80

Reserve Account:
  Beginning Balance                    $14,846,877.17
  Target Percentage                             10.00%
  Target Balance                       $21,748,841.02
  Minimum Balance                       $8,922,464.92
  (Release)/Deposit                       $(57,459.05)
  Ending Balance                       $14,789,418.12

Current Weighted Average APR:                  10.696%
Current Weighted Average
  Remaining Term (months):                      33.36

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           1,551,529.57    1,070
    31-60 days                             258,134.87      210
    60+ days                                75,390.11       47

    Total                                1,885,054.55    1,076

  Balances: 60+ days                     1,266,260.15       47

Memo Item - Reserve Account
  Prior Month                          $13,607,166.03
  + Invest. Income                          57,459.05
  + Transfer from Collections Account    1,182,252.09
    Beginning Balance                  $14,846,877.17

Exhibit 20.5
Page 2 of 4

Navistar Financial 1995-A Owner Trust
For the Month of October 1996

                                                               NOTES
                                      TOTAL          CLASS A-1       CLASS A-2       CERTIFICATES
Original
 Pool Amount Dist.:             $424,879,281.80   $80,000,000.00  $330,000,000.00   $14,879,281.80
 Distribution Percentages (1)                              0.00%           96.50%            3.50%
 Coupon                                                   5.900%           6.550%           6.850%

Beginning Pool Balance          $226,786,100.45
Ending Pool Balance             $217,488,410.17
Collected Principal               $8,934,383.29
Collected Interest                $2,066,575.91
Charge-Offs                         $363,306.99
Liquidation Proceeds/Recoveries     $909,010.09
Servicing                           $188,988.42
Cash Transfer to Reserve Account ($1,182,252.09)
  Total Collections Available
    for Debt Service             $10,538,728.78

Beginning Balance               $226,786,100.45            $0.00  $214,128,611.92   $12,657,488.53

Interest Due                      $1,241,038.50            $0.00    $1,168,785.34       $72,253.16
Interest Paid                     $1,241,038.50            $0.00    $1,168,785.34       $72,253.16
Principal Due                     $9,297,690.28            $0.00    $8,972,271.12      $325,419.16
Principal Paid                    $9,297,690.28            $0.00    $8,972,271.12      $325,419.16

Ending Balance                  $217,488,410.17            $0.00  $205,156,340.80   $12,332,069.37
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)              0.0000000000     0.6216858812     0.8288081063

Total Distributions              $10,538,728.78            $0.00   $10,141,056.46      $397,672.32

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00            $0.00

Excess Servicing                          $0.00

Beginning Reserve Account Balance$14,846,877.17    see also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                      $(57,459.05)
Ending Reserve Account Balance   $14,789,418.12


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.5
Page 3 of 4

Navistar Financial 1995-A Owner Trust
For the Month of October 1996

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger
                  C) Noteholders Percent Trigger

                                5                4               3                2                1
                            June 1996        July 1996        Aug 1996         Sep 1996         Oct 1996

                                                           <C.
Beg. Pool Balance        $278,499,952.42  $268,154,122.24  $250,426,214.23  $235,977,087.48  $226,786,100.45

A) Loss Trigger:
Principal of Contracts
  Charged off                $367,941.93    $4,923,113.94      $735,809.86      $642,932.27      $363,306.99
Recoveries                   $670,876.11    $5,000,900.87      $577,625.87      $604,835.88      $909,010.09

Total Charged off
  (Months 5,4,3)           $6,026,865.73
Total Recoveries
  (Months 3,2,1)            2,091,471.84
Net Loss/(Recoveries)
  for 3 Mos.               $3,935,393.89(a)

Total Balance
  (Months 5,4,3)         $797,080,288.89(b)

Loss Ratio [(a/b)(12)]           5.9247%

Trigger: Is Ratio> 1.5%              Yes


B) Delinquency Trigger:
   Balance delinquency
     60+ days                                                $2,123,477.97    $2,285,785.56    $1,266,260.15
   As % of Beginning
     Pool Balance                                                 0.84795%         0.96865%         0.55835%
   Three Month Average                                            2.61250%         1.86516%         0.79165%

Trigger: Is Average> 2.0%            No


C) Noteholders Percent Trigger:      3.4809%
   Ending Reserve Account Balance
     not less than 1% of Initial
     Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%          No

Exhibit 20.5
Page 4 of 4

Navistar Financial 1995-A Owner Trust
For the Month of October 1996

     SPECIAL REPORT  The recent bankruptcy of one large obligor has created a distortion in the loss statistics as customarily reported (see page 3 of 4). The loss trigger formula is based on the assumption that recoveries follow losses by approximately 60 days. The distortion appears since, in this case, repossessions and recoveries occurred in the same month. Presented below are loss statistics restated to show pool loss activity without the impact of this obligor. These statistics more fairly portray the overall performance of this pool.

                                  5               4                3                2                1
                              June 1996       July 1996         Aug 1996         Sep 1996         Oct 1996

Beg. Pool Balance        $274,095,729.70*  $263,749,899.52*  $250,426,214.23  $235,977,087.48  $226,786,100.45

Loss Trigger (*computed without bankrupt obligor):
Principal of Contracts
  Charged off                $367,941.93       $518,891.22*      $735,809.86      $642,932.27      $363,306.99
Recoveries                   $670,876.11       $407,512.06*      $577,625.87      $604,835.88      $909,010.09

Total Charged off
  (Months 5,4,3)           $1,622,643.01*
Total Recoveries
  (Months 3,2,1)            2,091,471.84
Net Loss/(Recoveries)
  for 3 Mos.                ($468,828.83)*(a)

Total Balance
  (Months 5,4,3)         $788,271,843.45*(b)

Loss Ratio Annualized [(a/b)(12)]-0.7137% * restated]  VS.   5.9247% [Entire Pool (see page 3)]

Trigger:
  Is Ratio> 1.5%                   No*                           Yes


** This special report began in February 1996. At that point a substantial number of vehicles were repossessed from a large, bankrupt obligor. In
   July 1996, Navistar Financial repossessed all remaining vehicles from this obligor. The July activity is now creating the same type of distortion
   (described above) caused by the February activity. Therefore, the above additional information will be provided monthly as long as the effect of this event continues to exist, which will be the December 1996 Settlement
   Statement. **

  Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer